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                                                                  Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. on Form S-8 related to the 2002 Deferred Compensation Plan for a Select Group of Eligible Employees of our reports dated February 26, 2001, included or incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 29, 2000.

/s/ Deloitte & Touche LLP

August 24, 2001
New York, New York